As filed with the Securities and Exchange Commission on August 22, 2002
Registration No. 333-68328

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

eBay Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7389 (Primary Standard Industrial Classification Code Number)	77-0430924 (I.R.S. Employer Identification Number)

2145 Hamilton Avenue
San Jose, California 95125
(408) 376-7400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_________________________
Michael R. Jacobson
Senior Vice President, Legal Affairs, General Counsel and Secretary
2145 Hamilton Avenue
San Jose, California 95125
(408) 376-7400
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_________________________

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

TERMINATION OF OFFERING AND REMOVAL OF SECURITIES FROM REGISTRATION

     Pursuant to an undertaking made in Item 17 of the Registration Statement as filed with the Commission on August 24, 2001 (Registration No. 333-68328), the Registrant hereby removes from registration 60 shares of its Common Stock.

SIGNATURES

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 22nd day of August, 2002.

eBay Inc.

/s/ Michael R. Jacobson
Michael R. Jacobson Senior Vice President, Legal Affairs, General Counsel & Secretary

Signature	Title	Date

/s/ Margaret C. Whitman* Margaret C. Whitman	President, Chief Executive Officer and Director	August 22, 2002

/s/ Rajiv Dutta* Rajiv Dutta	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 22, 2002

/s/ Mark J. Rubash* Mark J. Rubash	Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	August 22, 2002

/s/ Pierre M. Omidyar* Pierre M. Omidyar	Founder, Chairman of the Board and Director	August 22, 2002

/s/ Philippe Bourguignon* Philippe Bourguignon	Director	August 22, 2002

/s/ Scott D. Cook* Scott D. Cook	Director	August 22, 2002

/s/ Dawn G. Lepore* Dawn G. Lepore	Director	August 22, 2002

/s/ Robert C. Kagle* Robert C. Kagle	Director	August 22, 2002

/s/ Howard D. Schultz* Howard D. Schultz	Director	August 22, 2002

*/s/ Michael R. Jacobson Michael R. Jacobson Attorney-in-fact		August 22, 2002